Exhibit 99.1

News Release For more information, please contact: MEDIA: Mike Cummins 312-549-5257 Michael.Cummins@conagra.com INVESTORS: Johan Nystedt 312-549-5002 ir@conagrafoods.com

FOR IMMEDIATE RELEASE

CONAGRA BRANDS REPORTS CONTINUED MARGIN EXPANSION

AND EPS GROWTH IN SECOND QUARTER

CHICAGO, December 22, 2016 — Today Conagra Brands, Inc. (NYSE: CAG) reported results for the fiscal 2017 second quarter ended November 27, 2016.

Highlights

(all comparisons are against the year ago period, unless otherwise noted)

•	Diluted EPS from continuing operations grew 44.4% from $0.18 to $0.26; adjusted diluted EPS from continuing operations grew 25.6% to $0.49, despite the inclusion of Spicetec Flavors and Seasoning and J.M. Swank in the prior year.

•	“Adjusted” financial measures exclude the comparability items summarized at the end of this release and are non-GAAP. Please see the end of this release for reconciliations to the most directly comparable GAAP measures.

•	Net sales decreased 11.5%, largely driven by the Company’s continued progress in building a higher quality revenue base. The Company estimates that the impacts of divestitures and foreign exchange lowered sales by 5.5%.

•	Gross margin (net sales less cost of goods sold as a percent of net sales) expanded 270 basis points, and adjusted gross margin expanded 250 basis points.

•	The Company completed the spin-off of Lamb Weston in the quarter. Lamb Weston has been re-classified as discontinued operations for all periods presented.

CEO Perspective

Sean Connolly, president and chief executive officer of Conagra Brands, commented, “We are successfully reshaping our portfolio, capabilities, and culture. Our increased focus and discipline on driving value over volume are enabling us to expand our margins as we build a higher-quality revenue base, improve efficiency, and deliver stronger, more consistent performance.”

He added, “We expect to improve sales growth trends in the second half of the fiscal year as we begin to lap the pricing and trade actions we undertook last year. Accordingly, we are reaffirming the fiscal 2017 guidance we provided at our investor day on Oct. 18, 2016.”

CONAGRA BRANDS

Total Company Results

Net sales decreased 11.5% as a result of volume declines associated with the Company’s actions to build a higher quality revenue base, divestitures, and foreign exchange. The Company estimates that the impacts of divestitures and foreign exchange lowered sales by 5.5%.

As a percentage of net sales, gross profit increased 270 basis points from 28.3% to 31.0%. Adjusted gross profit as a percentage of net sales increased 250 basis points to 31.1%. The increases were driven primarily by improved price/mix, supply chain productivity, input cost favorability, and an inventory write-down in the prior year associated with exiting a non-core business in the Foodservice segment. These benefits more than offset the decline in volume and negative effects of foreign exchange.

Diluted EPS from continuing operations increased 44.4% from $0.18 to $0.26, and adjusted diluted EPS from continuing operations increased 25.6% to $0.49. The growth reflects lower selling, general, and administrative (SG&A) expenses associated with cost savings programs and the timing of planned expenses, and lower interest expense as a result of debt reduction. These benefits were partially offset by volume declines and the inclusion of Spicetec and J.M. Swank in the prior year period.

Grocery & Snacks Segment

Net sales for the segment decreased 6% to $854 million. More disciplined pricing and trade promotion practices resulted in price/mix increasing 1% while volume declined 7%.

Operating profit for the segment increased 19%, and adjusted operating profit increased 18%, reflecting strong margin expansion in the quarter. Continued discipline on pricing and trade promotion, supply chain productivity, favorable input costs, and the benefits of our cost savings efforts more than offset decreased sales.

Refrigerated & Frozen Segment

Net sales for the segment decreased almost 11% to $740 million. Price/mix increased 1% and volume declined over 11%, reflecting the continued actions to upgrade the volume base by optimizing pricing, improving trade promotion productivity, and SKU rationalization. Net sales were also negatively affected by a transitory increase in Egg Beaters’ volume last year. The Company’s egg supply was unaffected by last year’s avian flu outbreak, resulting in incremental sales for the brand.

Operating profit for the segment decreased 5%, and adjusted operating profit decreased 8%. Lower volume more than offset improved pricing actions, favorable input costs and supply chain productivity. The Company estimates that 5 points of the decline, on a reported and adjusted basis, relate to the avian flu-related benefits in the prior year.

International Segment

Net sales for the segment decreased 5% to $211 million. A 2% increase in price/mix was offset by a 4% decrease in foreign exchange and 3% decrease in volume.

The segment reported an operating loss of $27 million compared with operating profit of $20 million in the year-ago period, reflecting goodwill impairment charges of approximately $44 million pre-tax, driven by a devaluation of the Mexican peso. Adjusted segment operating profit decreased 17% to $18 million, primarily driven by the impact of foreign exchange.

CONAGRA BRANDS

Foodservice Segment

Net sales for the segment decreased 1% to $283 million. Volume was flat to the prior year’s quarter while price/mix decreased 1%.

Operating profit for the segment grew 56% as the business wrote down inventory in the prior year while exiting a non-core business. The Company estimates that the impact from the exited business added 52 percentage points to segment operating profit growth.

Corporate Expenses

Corporate expenses decreased 36% from $178 million to $113 million, and adjusted corporate expenses decreased 33% to $36 million, reflecting planned benefits from the Company’s cost savings efforts.

Other Items

Advertising & Promotion expense decreased 9% to $97 million in the quarter, reflecting timing of planned expenses and improved efficiency in spend.

Equity method investment earnings decreased 2% to $17 million as the Company’s Ardent Mills joint venture performed below expectations due to market conditions.

Net interest expense decreased 32% to $54 million, driven by significant debt reduction over the past several quarters.

Capital Allocation

In the second quarter, the Company paid a quarterly dividend of $0.25 per share.

As previously announced, the Board of Directors approved its first dividend since the completion of the spin-off of the Lamb Weston business on November 9, 2016. A quarterly dividend payment of $0.20 per share will be paid on March 1, 2017 to stockholders of record as of the close of business on January 30, 2017.

The Company also repurchased approximately 2.2 million shares for $85 million during the quarter.

Outlook

The Company is reaffirming its fiscal year 2017 outlook. The Company expects net sales to decrease between 4% and 5% (excluding the impacts of divestitures), and to achieve adjusted gross margin of 30.4% to 30.6%, adjusted operating margin of 15.3% to 15.5%, and adjusted EPS of between $1.65 and $1.70.

The inability to predict the amount and timing of items impacting comparability makes a detailed reconciliation of these forward looking measures impracticable. Please see the end of this release for more information.

Major Items Affecting Second Quarter Fiscal 2017 EPS Comparability

Included in the $0.26 diluted EPS from continuing operations for the second quarter of fiscal 2017 (EPS amounts rounded and after tax)

•	Approximately $0.03 per diluted share of net expense, or $20 million pre-tax ($13 million after tax), related to restructuring plans ($2 million in cost of goods sold and $18 million in SG&A)

•	Approximately $0.09 per diluted share of net expense, or $61 million pre-tax ($39 million after tax), related to extinguishment of debt (all SG&A)

CONAGRA BRANDS

•	Approximately $0.09 per diluted share of net expense, or $44 million pre-tax ($41 million after tax), related to an impairment of goodwill in the Mexican business (all SG&A)

•	Approximately $0.02 per diluted share of net expense related to tax items associated with the Spicetec and J.M. Swank divestitures.

Included in the $0.18 diluted EPS from continuing operations for the second quarter of fiscal 2016 (EPS amounts rounded and after tax)

•	Approximately $0.19 per diluted share of net expense, or $133 million pre-tax ($82 million after tax), related to restructuring plans ($6 million in cost of goods sold, $127 million in SG&A)

•	Approximately $0.02 per diluted share of net expense related to tax items in connection with an international tax matter

Discussion of Results

Conagra Brands will host a webcast and conference call at 9:30 a.m. Eastern Time today to discuss the results. Following the company’s remarks, the call will include a question-and-answer session with the investment community. Domestic and international participants may access the conference call toll-free by dialing 1-877-719-9810 and 1-719-325-4896, respectively, and providing the conference ID of 1870935. The live audio webcast and presentation slides will be available on conagrabrands.com/investor-relations under Events & Presentations.

A rebroadcast of the webcast and conference call will be available after 1 p.m. Eastern Time today. To access the digital replay, a pass code number will be required. Domestic and international participants may access the digital replay by dialing 1-888-203-1112 and 1-719-457-0820, respectively, and entering the pass code of 1870935. A rebroadcast also will be available on the company’s website.

About Conagra Brands

Conagra Brands, Inc. (NYSE: CAG), headquartered in Chicago, is one of North America’s leading branded food companies. Guided by an entrepreneurial spirit, Conagra Brands combines a rich heritage of making great food with a sharpened focus on innovation. The company’s portfolio is evolving to satisfy people’s changing food preferences. Conagra’s iconic brands, such as Marie Callender’s®, Reddi-wip®, Hunt’s®, Healthy Choice®, Slim Jim® and Orville Redenbacher’s®, as well as emerging brands, including Alexia®, Blake’s® and Frontera®, offer choices for every occasion. With an ongoing commitment to corporate citizenship, Conagra Brands has been named to the Dow Jones Sustainability™ North America Index for six consecutive years. For more information, visit www.conagrabrands.com.

CONAGRA BRANDS

Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. We undertake no responsibility for updating these statements. Readers of this press release should understand that these statements are not guarantees of performance or results. Many factors could affect our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this press release. These risks and uncertainties include, among other things: our ability to achieve the intended benefits of the recent spin-off of our Lamb Weston business; general economic and industry conditions; our ability to successfully execute our long-term value creation strategy; our ability to access capital; our ability to execute our operating and restructuring plans and achieve our targeted operating efficiencies, cost-saving initiatives, and trade optimization programs; the effectiveness of our hedging activities, including volatility in commodities that could negatively impact our derivative positions and, in turn, our earnings; the competitive environment and related market conditions; our ability to respond to changing consumer preferences and the success of our innovation and marketing investments; the ultimate impact of any product recalls and litigation, including litigation related to the lead paint and pigment matters; actions of governments and regulatory factors affecting our businesses, including the Patient Protection and Affordable Care Act; the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; our ability to realize the synergies and benefits contemplated by the Ardent Mills joint venture; the costs, disruption, and diversion of management’s attention associated with campaigns commenced by activist investors; and other risks described in our reports filed from time to time with the Securities and Exchange Commission. We caution readers not to place undue reliance on any forward-looking statements included in this press release, which speak only as of the date of this press release.

CONAGRA BRANDS

Conagra Brands, Inc.

Segment Operating Results

(in millions)

(unaudited)

	SECOND QUARTER
	Thirteen weeks ended	Thirteen weeks ended
	November 27, 2016	November 29, 2015	Percent Change
SALES
Grocery & Snacks	$853.9	$906.1	(5.8)%
Refrigerated & Frozen	740.0	826.8	(10.5)%
International	211.4	221.3	(4.5)%
Foodservice	283.1	285.0	(0.7)%
Commercial	—	119.6	(100.0)%

Total	2,088.4	2,358.8	(11.5)%
OPERATING PROFIT
Grocery & Snacks	$220.3	$185.7	18.6%
Refrigerated & Frozen	117.9	123.8	(4.8)%
International	(26.7)	20.1	N/A
Foodservice	31.9	20.4	56.4%
Commercial	(0.5)	13.0	N/A

Total operating profit for segments	342.9	363.0	(5.5)%
Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(113.3)	(178.2)	(36.4)%
Interest expense, net	(54.1)	(79.2)	(31.7)%

Income from continuing operations before income taxes and equity method investment earnings	$175.5	$105.6	66.2%

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

CONAGRA BRANDS

Conagra Brands, Inc.

Segment Operating Results

(in millions)

(unaudited)

	SECOND QUARTER
	Twenty-six weeks ended	Twenty-six weeks ended
	November 27, 2016	November 29, 2015	Percent Change
SALES
Grocery & Snacks	$1,611.1	$1,706.6	(5.6)%
Refrigerated & Frozen	1,344.6	1,484.4	(9.4)%
International	406.1	427.7	(5.1)%
Foodservice	551.1	555.6	(0.8)%
Commercial	71.1	237.5	(70.1)%

Total	3,984.0	4,411.8	(9.7)%
OPERATING PROFIT
Grocery & Snacks	$400.8	$325.2	23.2%
Refrigerated & Frozen	210.1	204.9	2.5%
International	(175.9)	36.6	N/A
Foodservice	53.6	46.6	15.0%
Commercial	202.8	25.1	708.0%

Total operating profit for segments	691.4	638.4	8.3%
Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(148.9)	(255.1)	(41.6)%
Interest expense, net	(112.3)	(159.3)	(29.5)%

Income from continuing operations before income taxes and equity method investment earnings	$430.2	$224.0	92.1%

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

CONAGRA BRANDS

Conagra Brands, Inc.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	SECOND QUARTER
	Thirteen weeks ended	Thirteen weeks ended
	November 27, 2016	November 29, 2015	Percent Change
Net sales	$2,088.4	$2,358.8	(11.5)%
Costs and expenses:
Cost of goods sold	1,440.9	1,690.8	(14.8)%
Selling, general and administrative expenses	417.9	483.2	(13.5)%
Interest expense, net	54.1	79.2	(31.7)%

Income from continuing operations before income taxes and equity method investment earnings	175.5	105.6	66.2%
Income tax expense	78.4	43.1	81.9%
Equity method investment earnings	17.2	17.6	(2.3)%

Income from continuing operations	114.3	80.1	42.7%
Income from discontinued operations, net of tax	11.6	79.2	(85.4)%

Net income	$125.9	$159.3	(21.0)%

Less: Net income attributable to noncontrolling interests	3.8	4.4	(13.6)%

Net income attributable to Conagra Brands, Inc.	$122.1	$154.9	(21.2)%

Earnings per share - basic
Income from continuing operations	$0.26	$0.18	44.4%
Income from discontinued operations	0.02	0.18	(88.9)%

Net income attributable to Conagra Brands, Inc.	$0.28	$0.36	(22.2)%

Weighted average shares outstanding	437.7	433.8	0.9%

Earnings per share - diluted
Income from continuing operations	$0.26	$0.18	44.4%
Income from discontinued operations	0.02	0.17	(88.2)%

Net income attributable to Conagra Brands, Inc.	$0.28	$0.35	(20.0)%

Weighted average share and share equivalents outstanding	441.3	437.9	0.8%

CONAGRA BRANDS

Conagra Brands, Inc.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	SECOND QUARTER
	Twenty-six weeks ended	Twenty-six weeks ended
	November 27, 2016	November 29, 2015	Percent Change
Net sales	$3,984.0	$4,411.8	(9.7)%
Costs and expenses:
Cost of goods sold	2,791.9	3,182.5	(12.3)%
Selling, general and administrative expenses	649.6	846.0	(23.2)%
Interest expense, net	112.3	159.3	(29.5)%

Income from continuing operations before income taxes and equity method investment earnings	430.2	224.0	92.1%
Income tax expense	247.6	92.4	168.0%
Equity method investment earnings	30.3	42.1	(28.0)%

Income from continuing operations	212.9	173.7	22.6%
Income (loss) from discontinued operations, net of tax	103.0	(1,166.8)	N/A

Net income (loss)	$315.9	$(993.1)	N/A

Less: Net income attributable to noncontrolling interests	7.6	6.1	24.6%

Net income (loss) attributable to Conagra Brands, Inc.	$308.3	$(999.2)	N/A

Earnings (loss) per share - basic
Income from continuing operations	$0.48	$0.40	20.0%
Income (loss) from discontinued operations	0.22	(2.71)	N/A

Net income (loss) attributable to Conagra Brands, Inc.	$0.70	$(2.31)	N/A

Weighted average shares outstanding	438.4	432.1	1.5%

Earnings (loss) per share - diluted
Income from continuing operations	$0.48	$0.40	20.0%
Income (loss) from discontinued operations	0.22	(2.69)	N/A

Net income (loss) attributable to Conagra Brands, Inc.	$0.70	$(2.29)	N/A

Weighted average share and share equivalents outstanding	442.1	436.7	1.2%

CONAGRA BRANDS

Conagra Brands, Inc.

Consolidated Balance Sheet

(in millions)

(unaudited)

	November 27, 2016	May 29, 2016
ASSETS
Current assets
Cash and cash equivalents	$1,442.5	$798.1
Receivables, less allowance for doubtful accounts of $4.1 and $3.2	699.5	650.1
Inventories	1,113.7	1,083.2
Prepaid expenses and other current assets	89.3	148.6
Current assets of discontinued operations	—	779.7
Current assets held for sale	—	117.0

Total current assets	3,345.0	3,576.7
Property, plant and equipment, net	1,669.3	1,701.6
Goodwill	4,248.7	4,396.2
Brands, trademarks and other intangibles, net	1,260.9	1,237.2
Other assets	899.4	905.5
Noncurrent assets of discontinued operations	—	1,339.3
Noncurrent assets held for sale	1.7	234.1

	$11,425.0	$13,390.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable	$6.7	$13.9
Current installments of long-term debt	231.0	559.4
Accounts payable	784.1	706.7
Accrued payroll	124.9	220.8
Other accrued liabilities	598.7	567.7
Current liabilities of discontinued operations	—	409.2
Current liabilities held for sale	—	54.7

Total current liabilities	1,745.4	2,532.4
Senior long-term debt, excluding current installments	3,018.4	4,685.5
Subordinated debt	195.9	195.9
Other noncurrent liabilities	1,908.0	1,875.7
Noncurrent liabilities of discontinued operations	—	304.8
Noncurrent liabilities held for sale	—	1.5
Total stockholders’ equity	4,557.3	3,794.8

	$11,425.0	$13,390.6

CONAGRA BRANDS

Conagra Brands, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows

(in millions, unaudited)

	Twenty-six weeks ended
	November 27, 2016	November 29, 2015
Cash flows from operating activities:
Net income (loss)	$315.9	$(993.1)
Income (loss) from discontinued operations	103.0	(1,166.8)

Income from continuing operations	212.9	173.7
Adjustments to reconcile income from continuing operations to net cash flows from operating activities:
Depreciation and amortization	133.5	141.2
Asset impairment charges	211.9	1.7
Gain on divestitures	(197.5)	—
Loss on extinguishment of debt	60.6	—
Lease cancellation expense	—	48.5
Earnings of affiliates in excess of distributions	(23.4)	(41.6)
Share-based payments expense	18.3	16.7
Contributions to pension plans	(5.9)	(6.0)
Pension benefit	(20.6)	(7.9)
Other items	23.9	(13.7)
Change in operating assets and liabilities excluding effects of business acquisitions and dispositions:
Accounts receivable	(49.2)	(98.6)
Inventory	(32.2)	(165.0)
Deferred income taxes and income taxes payable, net	183.5	(100.2)
Prepaid expenses and other current assets	0.2	(2.3)
Accounts payable	71.7	(10.2)
Accrued payroll	(95.5)	(1.7)
Other accrued liabilities	(31.6)	82.0

Net cash flows from operating activities — continuing operations	460.6	16.6
Net cash flows from operating activities — discontinued operations	81.6	335.5

Net cash flows from operating activities	542.2	352.1

Cash flows from investing activities:
Additions to property, plant and equipment	(118.3)	(110.4)
Sale of property, plant and equipment	11.3	16.2
Proceeds from divestitures	489.1	—
Purchase of business and intangible assets	(108.2)	(10.1)

Net cash flows from investing activities — continuing operations	273.9	(104.3)
Net cash flows from investing activities — discontinued operations	(123.7)	(132.7)

Net cash flows from investing activities	150.2	(237.0)

Cash flows from financing activities:
Net short-term borrowings	(7.2)	177.3
Repayment of long-term debt	(555.8)	(254.5)
Payment of intangible asset financing arrangement	(14.9)	—
Repurchase of Conagra Brands, Inc. common shares	(170.1)	—
Cash dividends paid	(219.4)	(215.0)
Exercise of stock options and issuance of other stock awards	47.4	119.2

Net cash flows from financing activities — continuing operations	(920.0)	(173.0)
Net cash flows from financing activities — discontinued operations	839.1	6.2

Net cash flows from financing activities	(80.9)	(166.8)

Effect of exchange rate changes on cash and cash equivalents	(3.5)	(3.0)
Net change in cash and cash equivalents	608.0	(54.7)
Discontinued operations cash activity included above:
Add: Cash balance included in assets held for sale and discontinued operations at beginning of period	36.4	49.0
Less: Cash balance included in assets held for sale and discontinued operations at end of period	—	56.4
Cash and cash equivalents at beginning of period	798.1	134.1

Cash and cash equivalents at end of period	$1,442.5	$72.0

See notes to the condensed consolidated financial statements.

CONAGRA BRANDS

Q2 FY17 & Q2 FY16 Diluted EPS from Continuing Operations

	Q2 FY17	Q2 FY16	% Change
Diluted EPS from continuing operations	$0.26	$0.18	44.4%
Net expense related to restructuring plans	0.03	0.19
Net expense related to early extinguishment of debt	0.09	—
Net expense related to goodwill and intangible impairment charges	0.09	—
Net expense related to unusual tax items	0.02	0.02

Diluted EPS from continuing operations, adjusted for items impacting comparability	$0.49	$0.39	25.6%

Grocery & Snacks Segment Operating Profit Reconciliation

(Dollars in millions)	Q2 FY17	Q2 FY16	% Change
Grocery and Snacks Segment Operating Profit	$220.3	$185.7	18.6%
Net expense related to restructuring plans	1.4	2.3

Grocery and Snacks Segment Adjusted Operating Profit	$221.7	$188.0	17.9%

Refrigerated & Frozen Segment Operating Profit Reconciliation

(Dollars in millions)	Q2 FY17	Q2 FY16	% Change
Refrigerated and Frozen Segment Operating Profit	$117.9	$123.8	(4.8)%
Net expense related to restructuring plans	2.2	6.1

Refrigerated and Frozen Segment Adjusted Operating Profit	$120.1	$129.9	(7.5)%

International Segment Operating Profit Reconciliation

(Dollars in millions)	Q2 FY17	Q2 FY16	% Change
International Segment Operating Profit (loss)	$(26.7)	$20.1	N/A
Net expense related to restructuring plans	0.4	1.1
Net expense related to goodwill and intangible impairment charges	43.9	—

International Segment Adjusted Operating Profit	$17.6	$21.2	(17.0)%

Commercial Segment Operating Profit Reconciliation

(Dollars in millions)	Q2 FY17	Q2 FY16	% Change
Commercial Segment Operating Profit	$(0.5)	$13.0	N/A
Net benefit related to gain on Spicetec sale	0.2	—
Net benefit related to gain on JM Swank sale	0.3	—

Commercial Segment Adjusted Operating Profit	$—	$13.0	(100.0)%

CONAGRA BRANDS

Corporate Expense Reconciliation

(Dollars in millions)	Q2 FY17	Q2 FY16	% Change
Selling, general and administrative expenses	$417.9	$483.2	(13.5)%
Less: selling, general and administrative expenses from reporting segments	305.4	305.6
Plus: Corporate cost of goods sold	0.8	0.6

Corporate expenses	$113.3	$178.2
Net expense related to restructuring plans	(15.8)	(123.5)
Net expense related to early extinguishment of debt	(60.6)	—
Net expense related to hedging	(0.8)	(0.6)

Corporate adjusted expenses	$36.1	$54.1	(33.3)%

Gross Margin Reconciliation

Gross Margin: Gross Profit as a % of Net sales

	Q2 FY17	Q2 FY16
Net sales	$2,088.4	$2,358.8
Cost of goods sold	1,440.9	1,690.8

Gross Profit	$647.5	$668.0
Net expense related to restructuring plans included in cost of goods sold	1.8	5.8
Net expense related to hedging	0.8	0.6

Gross Profit adjusted for items impacting comparability	$650.1	$674.4
Adjusted Gross Margin	31.1%	28.6%

This press release includes certain non-GAAP financial measures, including adjusted diluted earnings per share from continuing operations, adjusted operating profit for certain segments, corporate adjusted expenses, adjusted gross margin and adjusted operating margin. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the company’s operating performance and financial position. These measures should be viewed in addition to, and not in lieu of, the company’s diluted earnings per share, operating performance and financial measures as calculated in accordance with GAAP.

Certain of these non-GAAP measures, such as adjusted gross margin, adjusted operating margin, and adjusted EPS, are forward-looking. Historically, the Company has excluded the impact of certain items impacting comparability, such as, but not limited to, restructuring expense, extinguishment of debt, hedging gains and losses, impairment charges and unusual tax items, from the non-GAAP financial measures it presents. Reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Hedge gains and losses are generally aggregated, and net amounts are reclassified from unallocated corporate expense to the operating segments when the underlying commodity or foreign currency being hedged is expensed in segment cost of goods sold. The Company identifies these amounts as items that impact comparability within the discussion of unallocated Corporate results.